EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
                              As of March 1, 1994

                                                          Percentage Of
                                                           Voting Stock
                                                             Owned Or
                                            Place of       Controlled By
         Name                             Incorporation   The Registrant
- ---------------------------------------  --------------   ---------------
Whitman Corporation (Registrant)           Delaware

 IC Equities, Inc                          Delaware              100 %
   Cove Development Corp.                  Delaware              100
 Whitman Finance Corporation N.V.          Netherlands Antilles  100
 Whitman Leasing, Inc.                     Delaware              100
 Illinois Center Corporation               Delaware              100
   S&T South, Inc.                         Illinois              100
 Mid America Improvement Corporation       Illinois              100
 South Properties, Inc.                    Illinois              100
Eviron of Inverrary, Inc.                  Florida               100
   S&T of Mississippi, Inc.                Mississippi           100
 Midas International Corporation           Delaware              100
   Cosmic Enterprises, Inc.                Delaware              100
     Cosmic Stores, Inc.                   New York              100
   Midas Euro, Inc.                        Delaware              100
   Midas Realty Corporation                Delaware              100
     Midas Properties                      Delaware              100
   Muffler Corporation of America          Illinois              100
   LeSilencieux S.A.                       France                100
   Midas Mufflers (Vic.) Pty. Ltd.         Australia             100
     Midas Australia Pty. Ltd.             Australia             100
   Midas S.A.                              Belgium               100
   Midas Silenciador, S.A.                 Spain                 100
   Top Escape                              Spain                 100
   Carex Uitlaatcenter N.V.                Belgium               100
   Midas International Corp(Wyo.)          Wyoming               100
     Midas Canada Holdings, Ltd.           Canada                100
      Midas Canada, Inc.                   Canada                100
        Midas  Realty Corp. of Canada,
         Inc.                              Canada                100
   Midas Autoservice GESMBH                Austria               100
   Midas Schweiz AG                        Switzerland           100
 Pepsi Cola General Bottlers, Inc.         Delaware               80
   PCGB, Inc.                              Illinois               80
   Genadco Advertising Agency, Inc.        Illinois               80
   Kolmar Products Corporation             Wisconsin              80
   Pepsi Cola General Bottlers of
     Indiana, Inc.                         Delaware               80
   Pepsi Cola General Bottlers of
     Ohio, Inc.                            Delaware               80
   Pepsi Cola General Bottlers of
     Virginia, Inc.                        Virginia               80
   Pepsi Cola General Bottlers of
     Princeton, Inc.                       West Virginia          80
   Pepsi Cola General Bottlers
    of Memphis, Inc.                       Tennesse               80
   Pepsi Cola Bottling Co. of
    Bloomington, Inc.                      Delaware               80
   Pepsi Cola Bottling Co.
    of Wisconsin, Inc.                     Wisconsin              80
   Marquette Bottling Works                Michigan               80
   Northern Michigan Vending, Inc.         Michigan               80
   Pepsi Cola General Bottlers
     of Iowa, Inc.                         Iowa                   80
   Pepsi Cola Bottling Company, Inc.,
     of Waterloo, Iowa                     Iowa                   80
Hussmann Corporation                       Missouri              100
   Krack Corporation                       Illinois              100
   Hussmann Tempcool Holdings
    PTE Limited                            Singapore              50
   Whitman International, S.A.             Switzerland           100
   Whitman Insurance Co., Ltd.             Bermuda               100
   Hussmann Canada Holdings, Ltd..         Canada                100
     Hussmann Canada, Inc.                 Canada                100
   Hussmann Holdings, Ltd.                 Great Britain         100
     Hussmann (Europe) Ltd.                Great Britain         100
     Hussmann Refrigeration Ltd.           Great Britain         100
     Craig Nicol Ltd.                      Scotland              100
   Hussmann Mexico S.A. de C.V.            Mexico                100
     American Refrigeration
      Products S.A. de C.V.                Mexico                100
     Industrias Frigorificas
      S.A. de C.V.                         Mexico                100

   The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.